Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We have issued our report dated June 26, 2012, with respect to the financial statements and supplemental schedule included in the Annual Report of The GEO Save 401(k) Plan on Form 11-K for the year ended December 31, 2011. We hereby consent to the incorporation by reference of said report in the Registration Statement of The GEO Group, Inc. on Form S-8 (File No. 333-17265 effective December 4, 1996).

/s/ Grant Thornton LLP

Miami, Florida

June 26, 2012